Exhibit 23.4

CONSENT OF FINANCIAL ADVISOR

The undersigned hereby consents to the reference to Burke Capital Group, L.L.C. and its opinion dated March 1, 2007 in the Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Buckhead Community Bancorp, Inc. The undersigned also consents to the delivery of a copy of such opinion to shareholders of Allied Bancshares, Inc. and to applicable regulatory authorities.

October 5, 2007

/s/ Burke Capital Group, LLC